Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in (a) the Registration Statement (Form S-3 No. 333-47554) of Learning Tree International, Inc. and in the related Prospectus, (b) the Registration Statement (Form S-8 No. 333-32062) pertaining to the 1999 Stock Option Plan of Learning Tree International, Inc., (c) the Registration Statement (Form S-8 No. 333-41325) pertaining to the 1995 Stock Option Plan of Learning Tree International, Inc., and (d) the Registration Statement (Form S-8 No. 333-103372) pertaining to the Amended and Restated 1999 Stock Option Plan of Learning Tree International, Inc., of our reports dated April 23, 2007, with respect to the consolidated financial statements of Learning Tree International, Inc., Learning Tree International Inc.’s management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Learning Tree International Inc., included in this Annual Report (Form 10-K) for the year ended September 29, 2006.

/s/ Ernst & Young LLP

McLean, Virginia

April 30, 2007